FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  (See below)
2.	Issuer:  First Data Corporation

3.	Date of Purchase:  10/16/07
4.	Underwriter from whom purchased:  Citigroup Global
Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

6.	Aggregate principal amount of purchased (out of total
offering):   $49,180,000 out of $2,200,000,000
7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering): $100,000,000 out of
$2,200,000,000
8.	Purchase price (net of fees and expenses):  94.796
9.	Date offering commenced:  10/16/07
10.	Offering price at end of first day on which any sales
were made:95.50.
11.	Have the following conditions been satisfied:
	YES OR NO
a.	The securities are part of an issue registered
under
      the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal
		Securities, or are securities sold in an
Eligible Foreign
      Offering or are securities sold in an Eligible
Rule 144A
		Offering or part of an issue of government
      securities.						YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.				YES

	c.	The underwriting was a firm commitment
		underwriting.						YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period.
	YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).
	YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?					YES







Approved: _     Derek   Schoenhofen           ____
Date:       _12/05/07__










Fund
Tran
Type
Trade Face
Trade
Price
Trade Date
Settle
Date
Net Money
BATS-
HINC
BUY
900,000.00
94.796
10/16/2007
10/24/2007
-853,164.00
BHY
BUY
430,000.00
94.796
10/16/2007
10/24/2007
-407,622.80
BR-
HIINC
BUY
12,030,000.00
94.796
10/16/2007
10/24/2007
-
11,403,958.80
BR-
HIYLD
BUY
14,810,000.00
94.796
10/16/2007
10/24/2007
-
14,039,287.60
BVA-HI
BUY
500,000.00
94.796
10/16/2007
10/24/2007
-473,980.00
BVA-HY
BUY
1,650,000.00
94.796
10/16/2007
10/24/2007
-1,564,134.00
COY
BUY
2,660,000.00
94.796
10/16/2007
10/24/2007
-2,521,573.60
CYE
BUY
2,840,000.00
94.796
10/16/2007
10/24/2007
-2,692,206.40
HIS
BUY
1,250,000.00
94.796
10/16/2007
10/24/2007
-1,184,950.00
HYT
BUY
4,490,000.00
94.796
10/16/2007
10/24/2007
-4,256,340.40
HYV
BUY
4,200,000.00
94.796
10/16/2007
10/24/2007
-3,981,432.00
MIST-HY
BUY
3,420,000.00
94.796
10/16/2007
10/24/2007
-3,242,023.20







(32/32)
BUY
49,180,000.00
94.796
10/16/2007
10/24/2007
-
94,796,000.00





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